Exhibit 99.2 Delek US Holdings, Inc. Second Quarter 2019 Earnings Call August 5, 2019

Disclaimers Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; and collectively with Delek US, “we” or “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively. These slides and any accompanying oral and written presentations contain forward-looking statements within the meaning of federal securities laws that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, the statements regarding the following: financial and operating guidance for future and uncompleted financial periods; future crude slates; financial strength and flexibility; potential for and projections of growth; return of cash to shareholders, stock repurchases and the payment of dividends, including the amount and timing thereof; crude oil throughput; crude oil market trends, including production, quality, pricing, demand, imports, exports and transportation costs; light production from shale plays and Permian growth; differentials including increases, trends and the impact thereof on crack spreads and refineries; pipeline takeaway capacity and projects related thereto; refinery complexity, configurations, utilization, crude oil slate flexibility, capacities, equipment limits and margins; the ability to add flexibility and increase margin potential at the Krotz Springs refinery; improved product netbacks; the performance of our joint venture investments, including Red River and Wink to Webster, and the benefits, flexibility, returns and EBITDA therefrom, our ability to execute on the Big Spring Gathering System and the benefits, flexibility, returns and EBITDA therefrom; the potential for, and estimates of cost savings and other benefits from, acquisitions, divestitures, dropdowns and financing activities; divestiture of non-core assets and matters pertaining thereto; the attainment of certain regulatory benefits; retail growth and the opportunities and value derived therefrom; long-term value creation from capital allocation; execution of strategic initiatives and the benefits therefrom; and access to crude oil and the benefits therefrom. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "appears," "projects" and similar expressions, as well as statements in future tense, identify forward-looking statements. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: uncertainty related to timing and amount of value returned to shareholders; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, production and transportation capacity; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability of the Wink to Webster joint venture to construct the long-haul pipeline; the ability of the Red River joint venture to expand the Red River pipeline; the ability to grow the Big Spring Gathering System; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks contained in Delek US’ and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek US and Delek Logistics believe that the presentation of adjusted earnings per share (“adjusted EPS”), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA provide useful information to investors in assessing their financial condition, results of operations and cash flow their business is generating. Adjusted EPS, EBITDA and adjusted EBITDA should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Adjusted EPS, EBITDA and adjusted EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect net income. Additionally, because adjusted EPS, EBITDA and adjusted EBITDA may be defined differently by other companies in its industry, Delek US' and Delek Logistics’ definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see reconciliations of adjusted EPS, EBITDA and adjusted EBITDA to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix. 2

2Q19 Highlights Segment Contribution Margin, $ in millions • Solid performance in 2Q19 $300 $250 2Q18 2Q19 • Reported EPS of $1.00 and adjusted EPS of $1.17 (1) $250 $229 • Net Income of $77.3 million and adjusted EBITDA of $200 $177 $178 $204.9 million (1) $150 $100 $44 $50 $45 • Grew adjusted EBITDA despite compressing $19 $18 $10 Midland differential $0 -$12 • Adjusted EBITDA increased approximately 10 percent ($50) year over year Total Refining Logistics Retail Corporate, Other • New projects including Red River and Krotz alkylation unit now contributing to performance Adjusted EPS Adjusted EBITDA • Logistics and commercial initiatives progressing as planned $1.17 $0.92 $205 $186 2Q18 2Q19 2Q18 2Q19 1) See slides 14 and 15 for a reconciliation of adjusted net income per share to net income per share and adjusted EBITDA to net income. 3

2Q19 Highlights – Cash Flow • Strong financial position, cash generation supports ongoing Total Consolidated Cash Flows reinvestment while returning cash to 1,200 $146.5 shareholders $989.7 ($44.5) 1,000 $142.2 $951.4 • Operating cash flow from continuing ops (excl. working cap) $146.5 million ($202.4 ) 800 ($80.1) • Working capital reduced cash flow by approx. $44.5 million 600 • Total investing activities of $202.4 400 million: • Cash capital expenditures of $75.9 200 million • JV investment $131.6 million (incl 0 Red River) 3/31/2019 Operating Working Investing Return to Financing 6/30/2019 Cash Balance Cash Flow Capital Activities Shareholders Activities Cash Balance • Other $5.1 million (excl working capital) • Total cash returned to shareholders of $80.1 million • Includes $58.6 million through repurchases 4

Capitalization June 30, December 31, • Excluding Delek Logistics at June 2019 2018 30, 2019 ($ in millions) • Cash of $946.0 million Current Debt $64.4 $32.0 • Net debt of $129.8 million Long-Term Debt 1,852.3 1,751.3 Total Debt $1,916.7 $1,783.3 • Balance sheet provides financial Cash ($951.4) ($1,079.3) flexibility Net Debt Delek US Consolidated $965.3 $704.0 Delek Logistics Total Debt $840.9 $700.4 Cash ($5.4) ($4.5) Net Debt Delek Logistics $835.5 $695.9 Delek US, excl. Delek Logistics Total Debt $1,075.8 $1,082.9 Cash ($946.0) ($1,074.8) Net Debt Delek US excluding DKL $129.8 $8.1 5

Guidance 3Q19 Guidance Range Low High Consolidated Operating Expenses, $ in millions $165.0 $175.0 Consolidated G&A, $ in millions $63.0 $68.0 Consolidated Depreciation and Amort., $ in millions $51.0 $53.0 Net interest expense, $ in millions $30.0 $32.0 Effective Tax Rate 23% 25% Estimate Diluted Share Count (exclusive of repurchases) 76.2 76.5 Total Crude Throughput 270,000 280,000 Realized Midland-Cushing Discount, $/bbl ($1.00) ($1.20) Backwardation/(Contango) ($0.05) ($0.15) 6

Capital Expenditure 2019 E • Expected 2019 capital expenditures of $396 million ($ in millions) Current Previous Change • 2019 includes the following projects: Refining: • El Dorado Turnaround Regulatory $ 63.1 $ 68.4 $ (5.3) • Started on March 11th and was completed Maintenance/reliability 138.4 118.6 19.8 on April 24 Discretionary/business development 37.3 35.6 1.7 Refining segment total 238.8 222.6 16.2 • Krotz Springs Alkylation unit with 6,000 bpd Logistics: capacity Regulatory 3.4 5.3 (1.9) • Completed in early April 2019 Maintenance/reliability 4.6 6.5 (1.9) Discretionary/business development 0.8 0.4 0.4 • Big Spring Gathering Project Logistics segment total 8.8 12.2 (3.4) • Approximately $79 million spent in 2018 Retail: • Estimated 2019 spending of Regulatory - - - approximately $123 million Maintenance/reliability 3.5 1.8 1.7 Discretionary/business development 17.4 15.8 1.6 • Does not include joint venture investments for recently Retail segment total 20.9 17.6 3.3 announced transactions Other Regulatory 1.5 2.3 (0.8) Maintenance/reliability 1.6 3.1 (1.5) Discretionary/business development 124.6 136.3 (11.7) Other total 127.7 141.7 (14.0) Total Capital expenditures $ 396.2 $ 394.1 $ 2.1 7

Wink to Webster Crude Oil Long Haul Pipeline Joint Venture Complements Gathering – Provides Access to Gulf Coast Markets • Wink to Webster Pipeline • 650-mile 36-inch diameter crude oil pipeline • Wink to Webster Pipeline LLC – Exxon, Plains, MPLX, Delek US, Rattler Midstream, Lotus Midstream • Expected completion early 2021 • Supported by significant volume of long term Big Spring commitments Midland Wink • Delek US’ Investment • Delek US has 15% ownership interest in Wink to Webster Beaumont Pipeline LLC Junction Webster/ • $340 million to $380 million net investment Baytown • Integrated with Big Spring Gathering system to provide source of barrels and services to producers • Well above Delek US’ minimum required midstream IRR of 15% • Evaluating multiple options to finance at least 75% of the investment which includes project financing or utilizing and/or expanding our existing credit facilities 8

Growing Midstream: Red River Pipeline Joint Venture • DKL purchased 33% interest in May 2019; closed effective May 1 • Approx. $128.0 million initial investment; Financed with revolver • Planned expansion from 150 kbpd to 235 kbpd • Expected completion in first half of 2020 • DKL will contribute $20.0 million to the expansion, of which $3.5 million was paid in May 2019 • Expected annualized adjusted EBITDA • Expected $13.5 to $15.5 million annualized adjusted EBITDA(1) pre- expansion • Increases to $20.0 to $25.0 million annualized adjusted EBITDA(1) post- expansion first half 2020 • Delek US is a major shipper on pipeline; increased crude oil optionality • Increasing by 65,000 bpd to 100,000 bpd following expansion; Incremental 24 million bbls/yr of Cushing crude oil into Longview, TX • From Longview, TX DKL access to: Longview • Delek US refining system; Ability to reduce dependence on Midland crude oil at Tyler, El Dorado and Krotz Springs • Gulf Coast markets through Paline and other third party pipelines • Increases potential WTI-Brent exposure with limited cost to the company 1) Please see page 18 for a reconciliation of forecast incremental annualized net income to forecast incremental annualized adjusted EBITDA. 9

Strategic Actions Underway

Enhanced Portfolio to Improve Performance and Returns

Divested Underperforming Assets

- Divested non-core West Coast Assets resulting in $162 million of asset sales
  - Paramount, CA/AltAir Renewables (March 2018)
  - West Coast Asphalt Terminals (May 2018)
  - Long Beach, CA (July 2018)
  - Evaluating Bakersfield

Optimized Assets

- Simplified corporate structure with roll up of ALDW in (Feb. 2018)
- Simplified debt structure resulted in interest expense savings (March 2018)
- Unlocked Big Springs logistics value of $315 million drop down to DKL (March 2018)
- Delivered $140 million of synergies from Alon Merger (June 2018)

Investing in Future Growth

- Krotz Alkylation unit delivered approx. $15.0m of benefit in 2Q 2019
- Red River JV Acquisition; $20.0 to $25.0m adj EBITDA (May 2019) (1)
- Wink to Webster Announced August 2019; Exceeds 15% required IRR (August 2019)
- Investing in Big Spring Gathering System; $40 to $50 million of EBITDA in 2022(2)

1) Please see page 18 for a reconciliation of forecast incremental annualized net income to forecast incremental annualized adjusted EBITDA.
2) We are unable to provide a reconciliation of this forward-looking estimate of adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income is difficult to estimate and dependent on future events, which are uncertain or outside of our control, including with respect to unknown construction timing, unanticipated construction costs and other potential variables. Accordingly, a reconciliation to net income as the most comparable GAAP measure is not available without unreasonable effort. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP net income would vary substantially from the amount of EBITDA projected.

Delek US

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Expanding Platform to Support Midstream Growth

Supports Delek US' goal to generate approximately $370 million to $395 million of annual midstream adjusted EBITDA by 2023

- **Delek US announced goal to achieve midstream target by 2023**
- **Delek Logistics provides platform to unlock logistics value**
- **Paline Pipeline tariff increase**
  - Incentive tariff of $0.75/bbl expired on Feb. 28, 2019; FERC tariff of $1.57/bbl in place
  - $900,000 monthly EBITDA increase(2)
- **Red River Joint Venture (2)**
  - Pre Expansion: Expected $13.5 to $15.5 million annualized adjusted EBITDA
  - Post Expansion: Increases to $20.0 to $25.0 million annualized adjusted EBITDA (first half 2020 completion)
- **Krotz Springs Midstream Assets**
  - $30 to $34 million EBITDA / year (2)
- **Midstream Growth Projects by 2023:**
  - Other organic midstream growth projects being invested in by strong sponsor DK
    - Big Spring Gathering System
    - Wink to Webster Long Haul
    - Other organic growth

Strong Adjusted EBITDA Growth Profile from Midstream Initiatives(1)

($ in millions)



$168
$7
$8
$12
$32
$150
$377
Paline & Red River excludes EBITDA generated in LTM
LTM EBITDA(3) 6/30/19
Paline Tariff(2) Increase
Red River JV Pre(2) ($12)/Post Exp ($8)
Krotz Springs(2) Midstream Assets
Midstream(4) growth projects (excl. Red River)
Total Annualized(4) Adj. EBITDA Potential

1) Information for illustrative purposes only to show potential based on estimated dropdown assets listed. Actual amounts will vary based on market conditions, which assets are dropped, timing of dropdowns, actual performance of the assets and Delek Logistics in the future. Expected amounts adjusted for what is captured in the LTM period.
2) Please see pages 16, 17 and 18 for a reconciliation of EBITDA to net income for Krotz Springs midstream assets, Paline pipeline tariff increase and Red River joint venture adjusted EBITDA, respectively.
3) Please see page 18 for reconciliation of Delek Logistics net income to EBITDA.
4) We are unable to provide a reconciliation of this forward-looking estimate of adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income is difficult to estimate and dependent on future events, which are uncertain or outside of our control, including with respect to unknown construction timing, unanticipated construction costs and other potential variables. Accordingly, a reconciliation to net income as the most comparable GAAP measure is not available without unreasonable effort. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP net income would vary substantially from the amount of EBITDA projected.

11

Significant Cash Returns to Shareholders Focus on returning cash while maintaining financial strength Cash to Shareholders (2) • Continue to target competitive dividend level for a growth company that can be supported through a cycle • Announced a 1 cent dividend increase +3.6% to $0.29/qtr (1) • Represents a 45% increase from 1Q18 level $157.9 $95.3 $92.1 $58.6 • Continue repurchasing shares with excess cash $46.2 $20.0 • Approximately $305 million share repurchase $25.0 authorization $12.7 $17.0 $20.8 $21.0 $20.9 $21.0 $21.5 • Expect to repurchase $40 million in 3Q19 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 Dividend Share Repurchases • Returned approximately $439 million of cash to shareholders over last 12-months, or ~14% of current market capitalization (3) 1) Quarterly dividends mentioned are quarterly dividends per share declared in referenced periods. 2) Based on company filings from Q1 2018 through Q4 2018. Share repurchases are based on settlement date. 3) Based on market capitalization on July 22, 2019. 12

Questions and Answers Significant Organic Focus on Long-Term Growth / Margin Shareholder Returns Improvement Opportunities An Integrated and Permian Focused Diversified Refining, Financial Flexibility Refining System Logistics and Marketing Company Complementary Logistics Systems

Non-GAAP Reconciliations of Adjusted Net Income per Share Delek US Holdings, Inc. Reconciliation of Amounts Reported Under U.S. GAAP per share data Three Months Ended June 30, Reconciliation of U.S. GAAP Income (loss) per share to Adjusted Net Income per share 2019 2018 (Unaudited) Reported diluted income per share $1.00 $0.89 Adjustments, after tax (per share) (1) Net inventory valuation (gain) 0.01 (0.01) Adjusted unrealized hedging loss 0.08 (0.02) Transaction related expenses - 0.02 Non-operating, pre-acquistion litigation contingent losses and related legal expenses 0.07 - Tax Cuts and Jobs Act adjustment (benefit) - 0.11 Gain on sale of the asphalt business - (0.11) Discontinued operations loss 0.01 0.01 Total adjustments 0.17 0.00 Adjustement for economic benefit of note hedge related to Senior Convertible Notes 0.03 Adjusted net income per share $1.17 $0.92 (1) The tax calculation is based on the appropriate marginal income tax rate related to each adjustment and for each respective time period, which is applied to the adjusted items in the calculation of adjusted net income in all periods. 14

Non-GAAP Reconciliations of Adjusted EBITDA Delek US Holdings, Inc. Reconciliation of Amounts Reported Under U.S. GAAP $ in millions Three Months Ended June 30, Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA 2019 2018 (Unaudited) Reported net income (loss) attributable to Delek $77.3 $79.1 Add: Interest expense, net 29.5 30.6 Income tax expense (benefit) - continuing operations 24.6 32.8 Depreciation and amortization 50.1 49.2 EBITDA 181.5 191.7 Adjustments Net inventory valuation (gain) loss 0.6 (1.0) Adjusted unrealized hedging loss 8.5 (2.4) Transaction related expenses 0.3 2.6 Non-operating, pre-acquistion litigation contingent losses and related legal expenses 6.7 - Gain on sale of the asphalt business - (13.2) Discontinued operations loss, net of tax 0.8 0.8 Net income attributable to non-controlling interest 6.5 7.6 Total adjustments 23.4 (5.6) Adjusted EBITDA $204.9 $186.1 15

Non-GAAP Reconciliations of Forecasted EBITDA Krotz Springs Logistics Drop Down Reconciliation of Forecast Annualized Net Income to Forecast Incremental EBITDA ($ in millions) Forecasted Range Forecasted Incremental Net Income $ 2.9 $ 3.3 Add Forecasted Incremental Amounts for: Depreciation and amortization 15.6 17.7 Interest and financing costs, net 11.5 13.0 Forecated Incremental EBITDA $ 30.0 $ 34.0 16

Non-GAAP Reconciliation of Increased Paline Pipeline Tariff EBITDA(1) Reconciliation of Forecast Incremental U.S. GAAP Net Income (Loss) to Forecast Incremental EBITDA for Paline Pipeline Tariff Increase ($ in millions) Annual Monthly Forecasted Incremental Net Income $ 10.8 $ 0.9 Add Forecasted Incremental Amounts for: Interest Expense, net $ - $ - Depreciation and amortization $ - $ - Forecasted Incremental EBITDA $ 10.8 $ 0.9 1) Based on projected potential future performance from the Paline Pipeline using 36,000 bpd and the tariff change from an incentive rate of $0.75/bbl to the FERC rate of $1.57/bbl. Amounts of EBITDA and net income will vary. Actual amounts will be based on market conditions and pipeline operations. 17

Non-GAAP Reconciliation of Red River Joint Venture Adjusted EBITDA(1) Delek Logistics Partners, LP Reconciliation of Forecasted Incremental Annualized Net Income to Forecasted Incremental Annualized Adjusted EBITDA for the Red River Pipeline Joint Venture ($ in millions) Pre-Expansion Range Post-Expansion Range Forecasted Incremental Annualized Net Income $5.6 $7.6 $10.1 $15.1 Add Forecasted Incremental Amounts for: Interest Expense, net 6.6 6.6 7.6 7.6 Depreciation and amortization - - - - Forecasted Incremental EBITDA $12.2 $14.2 $17.7 $22.7 Adjustments: Add Forecasted incremental distributions from operations of 1.3 1.3 2.3 2.3 non-controlled entities in excess of earnings Forecasted Incremental Annualized Adjusted EBITDA $13.5 $15.5 $20.0 $25.0 1) Based on projected potential future performance from the Red River joint venture. Amounts of adjusted EBITDA and net income will vary. Actual amounts will be based on market conditions and pipeline operations. 18

DKL: Income Statement and Non-GAAP EBITDA Reconciliation

	2013[1]	1Q14[1]	2Q14	3Q14	4Q14	2014[1]	1Q15[2]	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016
Net Revenue	$907.4	$203.5	$236.3	$228.0	$173.3	$841.2	$143.5	$172.1	$165.1	$108.9	$589.7	$104.1	$111.9	$107.5	$124.7	$448.1
Cost of Sales	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)	(71.0)	(436.3)	(66.8)	(73.1)	($73.5)	($88.8)	(302.2)
Operating Expenses (excluding depreciation and amortization presented below)	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)	(11.7)	(44.8)	(10.5)	(8.7)	($9.3)	($8.8)	(37.2)
Depreciation and Amortization																
Contribution Margin	$70.3	$22.8	$30.2	$23.7	$29.3	$106.0	$24.5	$28.8	$29.1	$26.2	$108.6	$26.8	$30.0	$24.7	$27.2	$108.7
Operating Expenses (excluding depreciation and amortization presented below)																
Depreciation and Amortization	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)	(5.9)	(19.2)	(5.0)	(4.8)	($5.4)	($5.6)	(20.8)
General and Administration Expense	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)	(2.3)	(11.4)	(2.9)	(2.7)	($2.3)	($2.3)	(10.3)
Gain (Loss) on Asset Disposal	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-	(0.1)	(0.1)	0.0	-	($0.0)	$0.0	0.0
Operating Income	$53.2	$16.8	$24.4	$17.5	$22.1	$80.8	$17.1	$21.1	$21.8	$17.9	$77.9	$19.0	$22.5	$17.0	$19.2	$77.7
Interest Expense, net	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)	(3.0)	(10.7)	(3.2)	(3.3)	($3.4)	($3.7)	(13.6)
(Loss) Income from Equity Method Invesments								(0.1)	(0.3)	(0.1)	(0.6)	(0.2)	(0.2)	($0.3)	($0.4)	(1.2)
Income Taxes	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)	0.6	0.2	(0.1)	(0.129)	($0.1)	$0.3	(0.1)
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8
EBITDA:																
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8
Income Taxes	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1	(0.6)	(0.2)	0.1	0.1	0.13	(0.28)	0.1
Depreciation and Amortization	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5	5.9	19.2	5.0	4.8	5.4	5.6	20.8
Amortization of customer contract intangible asse	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest Expense, net	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8	3.0	10.7	3.2	3.3	3.4	3.7	13.6
EBITDA	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4	$21.1	$25.7	$26.1	$23.6	$96.5	$23.7	$27.1	$22.0	$24.4	$97.3

	2Q17	3Q17	4Q17	2017	1Q18	2Q18	3Q18	4Q18	2018	1Q19	2Q19
Net Revenue	$126.8	$130.6	$151.2	$538.1	$167.9	$166.3	$164.1	$159.3	$657.6	$152.5	$155.3
Cost of Sales	(85.0)	($89.1)	($106.1)	(372.9)	(119.0)	(106.0)	($105.6)	($98.4)	(429.1)	($96.3)	($93.9)
Operating Expenses (excluding depreciation and amortization presented below)	(10.0)	(10.7)	(12.3)	(43.3)	(12.6)	(14.9)	(14.5)	(15.4)	(57.4)	(15.3)	(16.5)
Depreciation and Amortization							(6.3)	(5.8)	(12.1)	(6.1)	(6.2)
Contribution Margin	$31.8	$30.8	$32.8	$121.9	$36.3	$45.3	$37.8	$39.6	$159.1	$34.8	$38.8
Operating Expenses (excluding depreciation and amortization presented below)							(0.9)	(0.4)	(1.3)	(0.8)	(0.8)
Depreciation and Amortization	(5.7)	(5.5)	(5.5)	(21.9)	(6.0)	(7.0)	(0.5)	(0.4)	(13.9)	(0.5)	(0.5)
General and Administration Expense	(2.7)	(2.8)	(3.6)	(11.8)	(3.0)	(3.7)	(3.1)	(7.4)	(17.2)	(4.5)	(5.3)
Gain (Loss) on Asset Disposal	0.0	(0.0)	(0.0)	(0.0)	-	0.1	(0.7)	(0.2)	(0.8)	(0.0)	0.0
Operating Income	$23.4	$22.6	$23.7	$88.1	$27.3	$34.7	$32.6	$31.1	$125.8	$29.1	$32.3
Interest Expense, net	(5.5)	(7.1)	(7.3)	(23.9)	(8.1)	(10.9)	(11.1)	(11.2)	(41.3)	(11.3)	(11.4)
(Loss) Income from Equity Method Invesments	1.2	1.6	1.9	5.0	0.8	1.9	1.9	1.5	6.2	2.0	4.5
Other (Expense) Income	-	-	-	-	-	-	-	-	-	-	(0.5)
Income Taxes	(0.1)	(0.2)	0.6	0.2	(0.1)	(0.1)	(0.1)	(0.2)	(0.5)	(0.1)	(0.1)
Net Income	$19.0	$16.9	$18.9	$69.4	$20.0	$25.6	$23.3	$21.3	$90.2	$19.7	$24.9
EBITDA:											
Net Income	$19.0	$16.9	$18.9	$69.4	$20.0	$25.6	$23.3	$21.3	$90.2	$19.7	$24.9
Income Taxes	0.1	0.2	($0.6)	(0.2)	0.1	0.1	0.1	$0.2	0.5	0.1	0.1
Depreciation and Amortization	5.7	5.5	5.5	21.9	6.0	7.0	6.7	6.3	26.0	6.6	6.6
Amortization of customer contract intangible asse	-	-	-	-	0.6	1.8	1.8	1.8	6.0	1.8	1.8
Interest Expense, net	5.5	7.1	7.3	23.9	8.1	10.9	11.1	11.2	41.3	11.3	11.4
EBITDA	$30.3	$29.7	$31.1	$115.0	$34.7	$45.4	$43.0	$40.7	$163.9	$39.4	$44.8

1) Results in 2013 and 2014 are as reported excluding predecessor costs related to the dropdown of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
2) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 dropdowns.
Note: May not foot due to rounding.

Delek US

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